                                                                  EXHIBIT 10.5.2
                                                                  --------------

                                    AGREEMENT
                                    ---------

                  THIS AGREEMENT (this "Agreement") is entered into as of November 8, 1999 by and among Telxon Corporation, a Delaware corporation ("Telxon"), Cisco Systems, Inc., a California corporation ("Cisco"), and Aironet Wireless Communications, Inc., a Delaware corporation ("Aironet"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

                                    RECITALS:

                  WHEREAS, Cisco and Aironet have entered into that certain Agreement and Plan of Merger and Reorganization dated of even date herewith (the "Merger Agreement"), pursuant to which, among other things, Cisco would acquire Aironet pursuant to a merger of a subsidiary of Cisco with and into Aironet (the "Merger") and Aironet stockholders would receive shares of Cisco Common Stock;

                  WHEREAS, Telxon beneficially owns approximately 35% of Aironet's outstanding stock and as a result stands to benefit substantially from the Merger;

                  WHEREAS, Telxon and Aironet are parties to a number of agreements and have certain relationships which Cisco desires to terminate or clarify in connection with entering into the Merger Agreement; and

                  WHEREAS, in order to induce Cisco to enter into the Merger Agreement, Telxon and Aironet have agreed to enter into this Agreement.

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the foregoing premises, the covenants and representations set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         SECTION 1. TERMINATION OF TELXON/AIRONET AGREEMENTS; EXECUTION OF PURCHASE AND LICENSE AGREEMENTS.

                  1.1 Effective as of, and conditioned upon the occurrence of, the Effective Time, Telxon, Aironet and Cisco agree that with no further action on the part of any party hereto or thereto, that certain License, Rights and Supply Agreement and that certain Services Agreement, each dated March 31, 1998, by and between Telxon and Aironet (the "Terminated Agreements"), and all licenses granted thereunder, shall terminate effective as of the Effective Time, and that none of Telxon, Cisco or the Surviving Corporation shall have any further liability or obligations with respect thereto.

                  1.2 Unless specifically contemplated by the Merger Agreement or with the express prior written consent of Cisco, from the date hereof until the earlier of the Effective Time or the date on which the Merger Agreement is terminated Aironet and Telxon will not amend, modify or otherwise alter, or otherwise cause or permit to be amended, modified or otherwise altered, the Terminated Agreements.

                  1.3 Effective as of, and conditioned upon the occurrence of, the Effective Time, Cisco and Telxon will enter into a Purchase Agreement in substantially the form attached as EXHIBIT A hereto and a License Agreement in substantially the form attached as EXHIBIT B hereto (together, the "New Agreements"). The New Agreements shall become effective as of, and are expressly conditioned upon, the occurrence of the Effective Time with no further action on the part of Cisco or Telxon; provided that in the event that the Merger Agreement is terminated or the Merger is not consummated, the New Agreements shall terminate and be deemed void ab initio.

                  SECTION 2. CONSENTS TO ASSIGNMENT. Effective as of the Effective Time, Telxon hereby consents to the assignment to Cisco and the Surviving Corporation, and any other direct or indirect Cisco subsidiary of each of the agreements set forth on SCHEDULE 1 hereto. Such consent shall be effective at the Effective Time whether or not the corporate existence of Aironet ceases, including, but not limited to, as a result of the merger of Aironet with and into Cisco (or any subsidiary of Cisco) following the Merger. Without limiting the generality of the foregoing, Telxon hereby expressly acknowledges that Cisco is not a "direct competitor" of Telxon for purposes of each of the LM3000 Software Agreement and the Patent License Agreement, each dated March 30, 1998 by and between Telxon and Aironet and the Tax Benefit and Indemnification Agreement dated March 31, 1998 by and between Telxon and Aironet, and any other agreement for which such acknowledgement would be appropriate.

                  SECTION 3. NON-COMPETITION AGREEMENT.

                  3.1 As an additional material inducement for Cisco to enter into the Merger Agreement and consummate the Merger, from and after the date hereof and prior to the consummation of the Merger for so long as the Merger Agreement shall remain in effect, and upon the consummation of the Merger for a period of two (2) years after the Effective Time, Telxon will not, other than through its ownership of Aironet stock between the date hereof and the Effective Time, as an employer, employee, agent, consultant, advisor, independent contractor, partner, officer, director, stockholder, investor, member, lender or guarantor of any business corporation, partnership or other entity, or in any other capacity, directly or indirectly, on a worldwide basis:

                           (i) design or develop any PHY and/or MAC level
                  networking devices, or acquire (by means of merger, stock purchase, asset purchase or otherwise) any business that designs or develops such devices, which comply with the IEEE
                  802.11 standard (including each of the various specifications thereunder), and any drafts, proposals, extensions and modifications to the IEEE 802.11 standard and the specifications thereunder (collectively, the "Business"); or

                           (ii) permit Telxon's name to be used in connection
                  with the Business.

          3.2 Notwithstanding the foregoing, Telxon may beneficially own, directly or indirectly, solely for investment purposes, up to two percent (2%) of any class of "publicly traded securities" of any person or entity which owns or operates a business that is competitive or substantially similar to the Business. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          3.3 If any restriction set forth in this Section 3 is found by a court to be unreasonable and therefore unenforceable, or for any other reason to be unenforceable, then Telxon agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed enforceable.

     SECTION 4. STOCKHOLDER LAWSUIT INDEMNIFICATION.

                    (a) INDEMNIFICATION. Telxon shall indemnify and hold harmless Cisco and the Surviving Corporation and their respective directors, officers, representatives, agents and affiliates (within the meaning of the Securities Act of 1933, as amended) (collectively, the "Indemnified Parties") from and against any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional, expert witness and consultant fees and expenses incurred in investigation, response to collection, prosecution and defense of claims and amounts paid to settlement (collectively, "Losses") that may be imposed on, incurred or suffered by any Indemnified Party as a result of or in connection with the two class action lawsuits filed by Telxon's stockholders in the court of Chancery of the State of Delaware on May 8, 1998 or the 27 class action lawsuits filed by Telxon's stockholders in the U.S. District Court, Northern District of Ohio from December 1998 through March 1999, including any successor or consolidated actions or any future lawsuits or actions arising out of or with respect to the facts alleged in such pending actions (each, an "Action").

               4.2 PROCEDURES. If any Action indemnifiable under this Section 4 shall be brought, asserted or threatened against any person indemnified under this Section 4, the Indemnified Party shall promptly notify the indemnifying person ("Indemnitor"); PROVIDED that any failure to notify Indemnitor timely or at all shall reduce the liabilities and obligations of Indemnitor under this
Section 4 only to the extent Indemnitor actually shall be prejudiced by the failure. Indemnitor shall assume the payment of all related fees and expenses to the Action, and Indemnitor may, at its option, assume the defense of, or respond to, the Action. If Indemnitor has assumed the defense of (or responded to) the Action, then the Indemnified Party shall not have the right to assume the defense of (or respond to) the Action and, subject to the provisions of this
Section 4, Indemnitor shall have the right to control the defense, compromise or settlement of any such Action. If Indemnitor, within 30 days after notice of any such Action, or such shorter period as is reasonably required, fails to assume the defense of such Action, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Action on behalf of, and for the account and risk, and at the expense of, Indemnitor, subject to the right of Indemnitor to assume the defense of such Action at any time prior to settlement, compromise or final determination thereof. The Indemnified Party shall be bound by the result of the defense of any Action, whether the defense shall have been assumed by Indemnitor or by the Indemnified Party; PROVIDED, HOWEVER, that Indemnitor shall not enter into any settlement or compromise of any Action or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery to the Indemnified Party, of a written release from all liability in respect of such Action or (ii) for other than monetary damages to be borne by Indemnitor, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any Action in respect of which indemnity is sought pursuant to this Section 4; PROVIDED that in any event the costs associated therewith shall also be deemed Losses hereunder.

          4.3 APPEAL. Notwithstanding anything in this Section 4 to the contrary, if, in connection with an Action indemnifiable under this Section 4, a court, governmental body or other authority of competent jurisdiction or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and Indemnitor shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the Indemnified Party, and if the Indemnified Party elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the Indemnified Party may continue to defend the Action, free of any participation by Indemnitor, but the amount of any ultimate liability under this Section 4 with respect to Losses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be.

          4.4 LIMITATION ON OTHER RIGHTS OF RECOVERY. The rights of the Indemnified Party to indemnification as provided for in this Section 4 shall constitute the Indemnified Party's sole remedy against Indemnitor for indemnification with respect to an Action and Indemnitor shall have no other liability or damages to the Indemnified Party resulting from any Action. The provisions of this Section 4 shall not eliminate or otherwise limit the right of any Indemnified Party hereunder or any other person to seek to recover contribution, damages or otherwise enforce its rights against any person other than Indemnitor without regard to the provisions of this Section 4.

     SECTION 5. MISCELLANEOUS.

          5.1 FURTHER ASSURANCES. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement.

          5.2 GOVERNING LAW AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict or choice of laws, statutes, regulations, rules or principles. ANY ACTION RELATING TO THE EXECUTION OR PERFORMANCE OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS, STATE OR FEDERAL SITTING IN DELAWARE, AND

EACH PARTY HERETO CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS, AND AGREES NOT TO CONSENT VENUE ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE.

          5.3 SEVERABILITY. In addition to the reformation provision of Section 3, if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5.4 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

          5.5 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          5.6 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Cisco will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Telxon set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Cisco upon any such violation, Cisco shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Cisco at law or in equity and each of Aironet and Telxon hereby waives any requirement for the security or posting of any bond in connection with such enforcement.

          5.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                           (a)      If to Telxon to:
                                    Telxon Corporation
                                    3330 West Market Street
                                    Akron Ohio, 44333
                                    Attention: President
                                    Facsimile No.: (330) 664-2220

                           (b)      If to Aironet to:

                                    Aironet Wireless Communications, Inc.
                                    3875 Embassy Parkway
                                    Akron, OH  44333

                                    Attention: Roger J. Murphy
                                    Facsimile No.: (330) 664-7922

                           (c)      If to Cisco to:

                                    Cisco Systems, Inc.
                                    170 West Tasman Drive
                                    San Jose, CA  95134-1706
                                    Attention: Senior Vice President, Legal
                                    and Government Affairs
                                    Facsimile No.:    (408) 526-5925

                                    with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    Two Embarcadero Place
                                    2200 Geng Road
                                    Palo Alto, CA  94303
                                    Attention:  Therese A. Mrozek, Esq.
                                    Facsimile No.:  (650) 496-2885

; or to such other address as any party hereto may designate for itself by notice given as herein provided.

          5.8 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          5.9 ENTIRE AGREEMENT. This Agreement represents and contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes any and all prior oral and written agreements and understandings.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                               CISCO SYSTEMS, INC.



                               By:   /s/ Larry Carter
                                  ----------------------------------------------
                                     Name:
                                     Title



                               TELXON CORPORATION



                               By:   /s/ John W. Paxton, Sr.
                                  ----------------------------------------------
                                     Name: John W. Paxton, Sr.
                                     Title: Chairman and CEO



                               AIRONET WIRELESS COMMUNICATIONS, INC.



                               By:   /s/ Roger J. Murphy
                                  ----------------------------------------------
                                     Name: Roger J. Murphy
                                     Title: President & CEO


                         [SIGNATURE PAGE TO AGREEMENT]

                                   SCHEDULE 1



1. Nondisclosure Agreement, dated March 31, 1998, by and between Telxon and Aironet.

2. LM3000 Software Agreement, dated March 30, 1998, by and between Telxon and Aironet.

3. Patent License Agreement, dated March 30, 1998, by and between Telxon and Aironet.

4. Tax Benefit and Indemnification Agreement, dated March 31, 1998, by and between Telxon and Aironet.

5. Patent License Agreement, dated August 4, 1999, by and between Telxon and Aironet.

6. Lease for 91 Springside Drive, dated April 1, 1998, by and between Telxon and Aironet.

7. Sublease for 3875 Embassy Parkway, dated August 1, 1998, by and between Telxon and Aironet.

8. Cross Covenant Not to Sue, dated March 31, 1998, by and between Telxon and Aironet.

                                                                       EXHIBIT A

                               PURCHASE AGREEMENT

                                 [AIRONET LOGO]
                               PURCHASE AGREEMENT

Between:                                    and:

Aironet Wireless Communications, Inc.       Telxon Corporation
3875 Embassy Parkway                        3330 West Market Street
Akron, Ohio  44333                          Akron, Ohio
(330) 664-7900
(330) 664-7922 (Fax)
("Aironet")                                 ("Buyer")


1. PRODUCTS, PRICES, TAXES AND TERM. Aironet agrees to sell its products ("Products") to Buyer in available quantities for use by Buyer or sale by Buyer to its customers as part of ,or for use with, Buyer's finished products. Buyer shall place its orders for Products in writing specifying the Products ordered, quantity and desired shipping date. Prices for the Products shall be the same price Aironet charges its other customers for same Products in like quantities and similar terms and conditions. Prices are F.O.B. point of shipment, exclusive of shipping charges, federal, state and/or local excise, sales, use property, occupation or similar taxes. This agreement supersedes any terms or conditions contained in printed forms submitted by either party in connection with this purchase, such as purchase orders, sales acknowledgments or invoices, which shall be void and of no effect. The term of this agreement is the one year period commencing on the date of the last signature below, provided that the term may be extended by mutual written agreement of the parties. Aironet may terminate this agreement prior to the expiration of the term upon Telxon's material breach, provided that Telxon shall have five days from written notice of breach to cure and avoid termination.

2. CREDIT APPROVAL AND PAYMENT TERMS. Buyer shall pay for its orders net 30 days from the date of invoice. Aironet's invoicing and shipment of orders is subject to Aironet's approval of Buyer's credit. Buyer will provide Aironet with such financial information as Aironet reasonably requests to establish credit approval. Aironet may assess late charges of up to one and one-half percent (1 1/2%) per month or a higher rate as may be allowed by law. Aironet may also collect from Buyer all costs, including reasonable legal fees, which Aironet may incur to collect any delinquent amount.

3. DELIVERY. Aironet will use reasonable efforts to meet the delivery dates specified in Buyer's orders; however, Aironet will not be liable for delays in delivery for any reason. Aironet will select the carrier, who will deliver the Products to Buyer at the location(s) shown in Buyer's orders, or as otherwise agreed in writing by the parties. Title and risk of loss or damage will pass to Buyer at Aironet's place of shipment upon delivery to the first carrier. Buyer may not cancel this agreement for any reason. Buyer may modify or cancel its orders without charge if done at least sixty days prior to the scheduled shipping date. Orders may not be modified or canceled sixty or fewer days prior to the scheduled shipping date.

4. WARRANTY. Aironet warrants the Aironet manufactured products purchased pursuant to this agreement against defects in material and workmanship under normal use and service for one year from the date of shipment to Buyer. Aironet, at its option, will at no charge either repair, replace, or refund the purchase price of the Product during the warranty period provided it is returned in accordance with the terms of this warranty to the location specified by Aironet from time to time. Repair, at Aironet's option, may include the replacement of parts or boards with functionally equivalent reconditioned or new parts or boards. Replaced parts or boards are warranted for the balance of the original applicable warranty period. All replaced parts, boards, or Product shall become the property of Aironet. This warranty is extended by Aironet to Buyer only and is not assignable or transferable to any other party. Aironet is not responsible under this warranty for ancillary equipment, whether or not manufactured by Aironet, which is attached to or used in connection with the Product, nor for operation of the Product with any such ancillary equipment. Because each Product system is unique, Aironet disclaims liability for range, coverage, or operation of the system as a whole under this warranty. This warranty does not cover: defects or damage resulting from use of the Products in other than its normal and customary manner; defects or damage from misuse, accident or neglect; defects or damage from improper testing, operation, maintenance, installation, alteration, modification or adjustment; breakage or damage to antennas unless caused directly by defects in material or workmanship; product disassembled or repaired in such a manner as to adversely affect performance or prevent adequate inspection and testing to verify any warranty claim; or Product which has had the serial number removed or made illegible.

5. PATENT AND COPYRIGHT INDEMNIFICATION. Aironet agrees to defend, at its expense, any suits against Buyer based upon a claim that the Products purchased hereunder infringe a now existing U.S. patent or copyright and to pay costs and damages finally awarded in any such suit, provided that Aironet is notified promptly in writing of the suit and Aironet is given sole control of said suit and is provided by Buyer with all requested assistance for defense of same. If the use or sale of any Products furnished is enjoined as a result of such suit, Aironet at its option and at no expense to Buyer will either (i) obtain for Buyer the right to use or sell the Products, (ii) substitute a substantially equivalent product or
     (iii) require the return of the Products and reimburse Buyer the purchase price, less a charge for reasonable wear and tear and depreciation. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by Products which have been altered by any person or entity other than Aironet or by the combination of any Products with other items other than when the Products are used for their intended purpose. This states the entire liability of Aironet for intellectual property infringement.

6. FIRMWARE, MASK WORKS, SOFTWARE AND LICENSE DISCLAIMER. The Products may be accompanied by software, and one or more components of the Products may contain firmware or mask works programs built into their circuitry. Buyer's purchase of the Products includes a non-exclusive, royalty-free, non-transferable license to use such software, firmware and mask works with or as part of the Products, but only under the conditions prescribed by this Section 6. Any firmware, mask works or software which Aironet furnishes with the Product is subject to the following minimum conditions, in addition to those which may be imposed by law or other license terms included with the Products: (i) Aironet (or its supplier) retains all title and ownership to such firmware, mask works or software, and Aironet reserves all rights in patents, copyrights, trade secrets and other intellectual property in it; (ii) Buyer may not copy, disassemble, decompile or reverse engineer the firmware, mask works or software under any circumstances, nor will Buyer assist or cooperate with third parties attempting any of the foregoing; and (iii) Buyer will exercise the same care to prevent any unauthorized copying or dissemination by Buyer's customers and others who are to use the Products as Buyer would take to protect Buyer's own proprietary information, but in no event less than reasonable care. If Buyer ever transfers the Products to any other party, Buyer shall bind its transferee to the terms of this Section 6. Except for the right to use the software, firmware or maskworks as provided in this Section 6, nothing contained in this agreement shall be deemed to grant to Buyer or any other person or entity, either directly or by implication, estoppel, or otherwise any license or right under any patents, copyrights, trademarks or trade secrets of Aironet or any third party.

7. WARRANTY DISCLAIMERS. THE WARRANTY GIVEN IN SECTION 4 IS LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WHICH ARE SPECIFICALLY EXCLUDED. SECTION 4 SETS FORTH THE FULL EXTENT OF AIRONET'S RESPONSIBILITIES AND LIABILITY REGARDING THE PRODUCTS, AND REPAIR, REPLACEMENT, OR REFUND OF THE PURCHASE PRICE, AT AIRONET'S OPTION, IS BUYER'S EXCLUSIVE REMEDY. SECTION 5 SETS FORTH THE FULL EXTENT OF AIRONET'S RESPONSIBILITY AND LIABILITY REGARDING INTELLECTUAL PROPERTY INFRINGEMENT.

8. CONSEQUENTIAL DAMAGES WAIVER. IN NO EVENT SHALL AIRONET BE LIABLE FOR ANY LOSS OF USE, LOSS OF TIME, LOST DATA, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, REGARDLESS OF HOW ARISING OR WHETHER AIRONET HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

9. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY OF AIRONET AND ITS SUPPLIERS UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO THE PURCHASE PRICE PAID TO AIRONET FOR THE AFFECTED PRODUCTS DURING THE SIX (6) MONTH PERIOD PRECEDING THE EVENT OR CIRCUMSTANCES GIVING RISE TO SUCH LIABILITY. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT.

10. GOVERNMENT SALES. Any software or firmware which is part of or accompanies the Products constitutes commercial computer software programs developed at private expense, and to the extent that the Products or any accompanying software is provided to or on behalf of the United States of America, its agencies and/or instrumentalities (collectively, the "Government"), Buyer must provide such Products (A) with "restricted rights" within the meaning of, and use, duplication and disclosure thereof by the Government is subject to the restriction set forth in, the Rights in Technical Data and Computer Licensed Program clause at 48 C.F.R. 252.227-7013 and (B) Buyer shall provide that the software and firmware constitute "restricted computer software" within the meaning of the Commercial Computer Licensed Program - Restricted Rights clause at 48 C.F.R. 52.227-19, as applicable, or as set forth in the particular department or agency regulations or rules which provide protection equivalent to or greater than the above cited clauses or any successor provisions to any of the foregoing. The Manufacturer/Contractor is Aironet Wireless Communications, Inc., 3875 Embassy Parkway, Akron, Ohio 44334.

11. COMPLIANCE WITH LAW. Buyer shall not use or transfer the Products except in accordance with all applicable federal, state, and local laws and regulations. In the event that Buyer uses or sells the Products outside of the United States, Buyer shall comply with all the United States export control laws and similar laws of the foreign county involved. The Products have been configured to operate in the United States unless otherwise agreed by Aironet as to any specific order.

12. YEAR 2000. In reference to requests regarding "Year 2000" compliance, please be advised that for all Aironet products, there is no reliance upon any function that keeps time or calendar information. Therefore, Aironet products do not require any "Year 2000" specific modifications or updates to operate correctly before, during or after the year 2000, provided that all other products (for example, hardware, software and firmware) used with the Aironet products, properly exchange accurate data with it.

13. GENERAL. Buyer may not assign this agreement or Buyer's rights or obligations hereunder without the express written consent of Aironet. Notices under this agreement must be sent by telegram, telex, telecopy, or registered or certified mail to the appropriate party at its address stated on the first page of this agreement (or to a new address if the other has been properly notified of the change). If Aironet, the notice must be addressed to the President of Aironet. A notice will not be effective until the addressee actually receives it. All terms and pricing of this agreement are confidential and Buyer will not disclose same without Aironet's prior written consent. This agreement constitutes the entire and final expression of agreement between the parties pertaining to the subject matter of the agreement and supersedes all other communications between the parties, including all previous oral or written communications. If any provision is held invalid all other provisions shall remain valid, unless such invalidity would frustrate the purpose of this agreement. No waiver of any term, or alteration or modification of the agreement will be binding upon either Buyer or Aironet unless made in writing and signed by an authorized representative of each. No failure or delay to act on any rights under this agreement shall be construed as a waiver of these or any other rights of the parties. Any term which by its nature survives the expiration or termination of this agreement shall so survive. This agreement shall be governed in accordance with the law of the state of Ohio without regard to conflict-of-laws principles.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly-authorized representatives as of the dates set forth below.


AIRONET WIRELESS COMMUNICATIONS, INC.       TELXON CORPORATION
                                            ------------------

By:                                         By:
   -------------------------------------       ---------------------------------
         (Authorized Signature)                      (Authorized Signature)


                (Print Name)                              (Print Name)

Title:                                      Title:
      ----------------------------------          ------------------------------

Date:                                       Date:
      ----------------------------------          ------------------------------

                                                                       EXHIBIT B

                                LICENSE AGREEMENT

                                LICENSE AGREEMENT


         This License Agreement (this "Agreement") is made as of November 8, 1999, by between Aironet Wireless Communications, Inc. ("Aironet") and Telxon Corporation. This Agreement shall become operative only upon closing ("Closing") under the Agreement and Plan of Merger and Reorganization dated as of the date hereof by and among Cisco Systems, Inc., Aironet, and Osprey Acquisition Corporation.

                                   BACKGROUND

         WHEREAS, Aironet and Telxon are parties to a License, Rights, and Supply Agreement dated as of March 31, 1998 (together with all exhibits and schedules thereto and as amended, the "Prior Agreement"), pursuant to which Aironet has granted to Telxon certain rights and licenses, and has agreed to supply Telxon with certain products; and

         WHEREAS, to accommodate changes in the respective business plans of the parties, effective as of the Closing, the Prior Agreement is hereby terminated and this Agreement shall be entered into in its place.

                                    AGREEMENT

         NOW, THEREFORE, based on the mutual rights, obligations, representations, and warranties set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. LICENSE. Subject to the other provisions of this Agreement, Aironet hereby grants a perpetual (subject to Section 14), worldwide, non-exclusive fully paid license to Telxon to make, support, service, maintain, repair, integrate, install, combine, use, market, sell, lease, and transfer the hardware products identified in SCHEDULE 1 and to copy the software and firmware used therein and to load or integrate the software and firmware into such hardware and to transfer such copies, in object code form only, with its associated hardware and to support, service and maintain the software and firmware (such hardware, software and firmware being collectively referred to as "Legacy Products") to its customers. Telxon shall, and shall require its distributors, OEMs, VARs and other resellers to, include an end user software license with each copy of the software distributed with Legacy Products in an end user in form reasonably acceptable to Aironet.

         2. TERMINATION OF PRIOR AGREEMENT. The Prior Agreement and all licenses and rights thereunder are terminated effective as of the Closing; provided, however, that the following sections of the Prior Agreement and only those sections shall survive termination: Sec. 18.3 (Confidentiality), 18.5 (Limitation of Liability).

         3. NO ROYALTIES. No royalties or fees are due in payment of the rights and licenses granted to Telxon in this Agreement which are fully paid.

         4. CONTRACTORS. Telxon may have the licensed activities performed for it by third parties that are not direct competitors of Aironet, but Telxon has no right to sublicense or re-license its rights hereunder.

         5. RESTRICTIONS. Telxon shall not:

                  5.1 prepare improvements, refinements, enhancements, modifications, adaptations, revisions, or derivatives of the Legacy Products, except for minor changes to permit the Legacy Products to be compatible or interface with Telxon's finished products,

                  5.2 sell any subassemblies or radios for Legacy Products unless they are integrated into such products or are sold as repair or replacement parts for such products, either by Telxon directly to an end user or indirectly through a Telxon reseller, distributor, OEM, or other channel partner or service or repair vendor;

                  5.3 sell Legacy Products through its alternate distribution channels except to those partners which are certified to sell complete Telxon integrated PTCs and pen-based products; or

                  5.4 otherwise engage in any activities prohibited under
         Section 2.7 of the Prior Agreement.

         6. DOCUMENTS. Telxon is in possession of documentation, procedures, engineering drawings, manufacturing specifications, know how, schematics, diagnostic programs, test procedures, code , specifications, vendor and parts lists, technical bulletins, and the like necessary for Telxon to exercise its rights under the license ("Documentation"). Telxon may copy and use the Documentation in connection with the exercise of the license.

                  6.1 COPYRIGHT NOTICES. Telxon shall ensure that all copies of the Documentation in Telxon's possession or control incorporate copyright and other proprietary notices in the same manner that Aironet incorporates such notices in the Documentation or in any manner reasonably requested by Aironet. Telxon shall promptly notify Aironet in writing upon its discovery of any unauthorized use of the Documentation or infringement of the Documentation or Aironet's proprietary rights in the Documentation.

                  6.2 PROTECTION OF DOCUMENTATION. Documentation is the confidential and proprietary property of Aironet. Telxon receives no rights to and, other than copies of Documentation customarily provided to customers or members of its distribution channels and maintenance providers, will not sell, assign, lease, rent, market, transfer, encumber or suffer to exist any lien or security interest (other than those of Aironet and Telxon's commercial lenders) nor allow any person, firm, or corporation to copy, reproduce or disclose, in whole or in part in any manner, the Documentation. Telxon shall take all reasonable steps, both during and after the term of this Agreement, to ensure that no unauthorized person shall have access to Documentation and that no unauthorized copy, in whole or in part, in any form shall be made.

         7. LICENSING TO U.S. GOVERNMENT. Telxon shall identify or mark any copies of the Software and Documentation provided pursuant to any agreement with the United States Government or any contractor therefor, as follows: (i) For acquisition by or on behalf of civilian agencies, as necessary to obtain protection substantially equivalent to that afforded to restricted computer software and related documentation developed at private expenses and which is existing computer no part of which was developed with government funds and provided with Restricted Rights in accordance with subparagraphs (a) through (d) of the "Commercial Computer Software Restricted Rights" clause at 48 C.F.R. 52.227-19 of the Federal Acquisition Regulations and its successors; or (ii) For acquisition by or on behalf of units of the Department of Defense ("DOD") as necessary to obtain protection substantially equivalent to that afforded to commercial computer software and related documentation developed at private expenses and provided with Restricted Rights as defined in DOD FAR Supplement 48 C.F.R. 52.227-7013(c)(1)(ii) and its successors.

         8. OWNERSHIP. Neither Telxon nor Aironet shall acquire any ownership interest in the other's intellectual property rights as a result of this Agreement. Telxon acknowledges that the intellectual property underlying the Legacy Products and Documentation is Aironet's sole property, and that Telxon has no right, title, or interest in or thereto except for the license granted in this Agreement. Aironet's and Telxon's intellectual property rights shall remain separate property and shall not be, or be deemed to be, a joint work, compilation, or any other type of work of multiple authorship by reason of this Agreement.

         9. NO IMPLIED RIGHTS. Except for the specific and unequivocal rights and licenses conferred herein, nothing contained in this Agreement shall be deemed to grant to Telxon or any other person or entity, either directly or by implication, estoppel, or otherwise any license or right under any patents, copyrights, trademarks, trade secrets, or other intellectual or industrial property rights of Aironet or any third party.

         10. TRADEMARKS; PROPRIETARY LEGENDS. Telxon's products, including the Legacy Products, shall not carry any of Aironet's trademarks. Aironet may reasonably require Telxon to mark the Legacy Products with proprietary rights notices required either (a) by or in accordance with law or (b) to prevent prejudice to Aironet's intellectual property rights.

         11. DISCLAIMER. AIRONET MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO ANY LEGACY PRODUCT, WHETHER EXPRESS OR IMPLIED OR ARISING UNDER ANY STATUTE OR FROM ANY COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY OR PERFORMANCE, OR NON-INFRINGEMENT.

         12 Telxon shall prepare and maintain on a current basis complete and accurate books and records, in accordance with generally accepted accounting principles, sufficient to document compliance with this Agreement. All such books and records shall be retained for at least three (3) years from the date they are created. At the request of Aironet and during the normal business hours of Telxon, no more than once in any fiscal quarter, Telxon shall permit an Aironet's representative, to have access to such books, records and inventories as may be necessary to determine Telxon's compliance with this Agreement.

         13. COVENANTS. Telxon agrees that it shall at all times: (i) act to protect the Documentation with the same level of diligence and care that it takes to protect its own trade secrets, but in no case less than a reasonable degree of care; (ii) maintain high standards of quality in Legacy Products; and
(iii) comply in all material respects with all applicable laws, rules, and regulations in its performance hereunder.

         14. TERMINATION. Aironet may terminate this Agreement upon a material breach by Telxon, provided that Telxon may avoid termination by curing the breach within seven (7) days following receipt of written notice of breach from Aironet. Upon termination or expiration Telxon shall return or destroy the Documentation at Aironet's direction. The provisions of Section 6.2 shall survive termination of this Agreement.

         15. ASSIGNMENT. Telxon may not assign this Agreement or its rights or obligations hereunder without the express written consent of Aironet.

         16. INDEMNIFICATION. Telxon shall indemnify, defend, and hold harmless Aironet, and its affiliates, officers, directors, employees, and agents from and against any and all losses, liabilities, claims, and expenses (including, without limitation, reasonable attorneys' fees) which result from or arise in connection with Telxon's exercise of its rights hereunder.

         17. LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF THE OBLIGATION TO KEEP THE DOCUMENTATION CONFIDENTIAL AND BREACH OF THE SCOPE OF THE LICENSE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OR LOST PROFITS ARISING OUT OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT, AND IRRESPECTIVE OF WHETHER IT HAS ADVISED OR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

         18. MISCELLANEOUS. This Agreement shall not be construed to create a partnership, joint venture, agency relationship, or any similar arrangement between the parties for any purpose whatsoever. This Agreement is severable. Any determination by a court of competent jurisdiction that a provision of this Agreement is not enforceable shall not prevent enforcement of the remaining provisions. This Agreement may be executed in two or more counterparts, each of which shall be deemed and enforceable as an original, and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed under the laws of the State of Ohio, without regard to the conflict of laws principles thereof. Any notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by confirmed fax receipt, confirmed courier delivery, or confirmed postal delivery and shall be deemed made upon confirmation of receipt. Such notices shall be made to the parties at their principal offices to the attention of their presidents. This Agreement, together with any schedules attached hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, both oral and written. This Agreement may not be amended except pursuant to a written instrument executed by both parties hereto, nor may any provision hereof be waived except pursuant to a written instrument executed by the party granting such waiver.

IN WITNESS WHEREOF, the authorized representatives of the parties hereby execute this Agreement as of the date set forth in the first paragraph hereof.


AIRONET WIRELESS                            TELXON CORPORATION
         COMMUNICATIONS, INC.

By:_________________________                By:________________________________
      Roger J. Murphy, President               John W. Paxton, Chairman
         and Chief Executive Officer              and Chief Executive Officer

                                  SCHEDULE 1.1
                                 LEGACY PRODUCTS

           -------------------------------- ----------------------------- -------------------------------
                                                      1000 SERIES                   2000 SERIES
                                                      -----------                   -----------
           -------------------------------- ----------------------------- -------------------------------
                                                        900 MHz                       2.4 GHz
                                                         DSSS                          DSSS
                                                      Proprietary                   Proprietary

           -------------------------------- ----------------------------- -------------------------------
           RADIOS:                          R100 (095)                    R200 (025)
                                            093
                                            091

           -------------------------------- ----------------------------- -------------------------------
           PC CARDS:                        PC1000 (690-900)              PC2000 (690-2400)

           -------------------------------- ----------------------------- -------------------------------
           ACCESS POINTS:                   AP1000E (630-900)             AP2000E (630-2400)
                                            AP1000T (631-900)             AP2000T (631-2400)
                                            AP1000L (632-900)             AP2000L (632-2400)

           -------------------------------- ----------------------------- -------------------------------
           UNIVERSAL CLIENTS:               UC1000E                       UC2000E
                                            UC1000S                       UC2000S

           -------------------------------- ----------------------------- -------------------------------
           OTHERS:                          IC1000 (655-900)              IC2000 (655-2400)
                                            MC1000 (670-900)              MC2000 (670-2400)
                                            671-900                       671-2400
                                            672-900                       672-2400
                                            POSLAN 210-900                DS2415-2400
                                            DS2410-900
                                            DS2445
           -------------------------------- ----------------------------- -------------------------------